Exhibit 99.1
FREMONT GENERAL APPOINTS NEW EXECUTIVE MANAGEMENT TEAM AND
MEMBERS OF THE BOARD
     (SANTA MONICA, CALIFORNIA) – November 12, 2007: Fremont General Corporation (the “Company”) (NYSE: FMT), doing business primarily through its wholly-owned industrial bank, Fremont Investment & Loan (“FIL”), today announced that the Company’s Board of Directors has appointed Stephen H. Gordon as Chairman and Chief Executive Officer of the Company.
     Mr. Gordon has over twenty years of financial services experience. He was a Co-Founder of Commercial Capital Bancorp, Inc. (“CCBI”), and served as Chairman and Chief Executive Officer from June 1999 until CCBI was acquired by Washington Mutual, Inc. in October 2006 for nearly $1 billion. At the time of its acquisition, CCBI was the 5th largest California-based thrift and the 22nd largest nationwide.
     Also joining the Company are several of Mr. Gordon’s former colleagues at CCBI, including David S. DePillo, who will serve as Vice Chairman and President; Richard A. Sanchez, who will serve as Executive Vice President and Chief Administrative Officer; Thea Stuedli, who will serve as Executive Vice President and Chief Financial Officer; and Donald E. Royer, who will serve as Executive Vice President and General Counsel.
     Mr. Gordon and Mr. DePillo have been appointed to the Company’s Board of Directors, and have been elected Chairman and Vice-Chairman, respectively, effective immediately. Louis J. Rampino and Wayne R. Bailey, the Company’s former President and Chief Executive Officer and Executive Vice President and Chief Operating Officer, respectively, have resigned from the Board of Directors and have been replaced by Messrs. Gordon and DePillo.
     Subject to the approval of FIL’s banking regulators, Mr. Gordon and his team also will be appointed to the same executive management positions at FIL.
     “We plan to move quickly to address the critical issues that are facing the company, beginning with the regulatory and legal issues, improving the cost structure, continuing to restructure the balance sheet and enhancing earnings and thereby shareholder value,” said Mr. Gordon.
     “As part of what we anticipate to be a successful turnaround of the company, we plan to set Fremont on the path toward becoming a community-based financial institution that offers the financial products and services that serve the needs of our clients, leveraging the company’s 70-year history and attractive retail depository footprint located in dynamic markets across California,” added Mr. Gordon.
     “We look forward to working closely with our highly talented team of employees whose continued commitment and dedication will help the company achieve its goals. We’re committed to exploring all opportunities that deliver value for our shareholders and look forward to communicating our progress.”
     The Governance and Nominating Committee of the Board of Directors will work diligently with Mr. Gordon to identify nominees for election to the Board of Directors at the Company’s 2007 Annual Meeting of Shareholders, which the Company expects to hold in January 2008. None of the Company’s current directors is expected to run for reelection. The Company intends to announce the date for its 2007 Annual Meeting of Shareholders promptly upon identification of new director nominees.

     Complete biographies of the newly appointed management team and board members are included below.
Stephen H. Gordon – Chairman and Chief Executive Officer
     Stephen Gordon is a former investment banker and successful banking executive with over twenty years of financial services experience. Stephen Gordon is currently the founding Chairman and Chief Executive Officer of Vitruvian Group, LP (“Vitruvian”), which is the general partner of Vitruvian Financial Partners, LP, a private equity fund in the process of formation, which will focus on investing in regulated financial institutions in need of capital. Stephen Gordon was a Co-Founder, Chairman and Chief Executive Officer of CCBI, and its subsidiary companies, Commercial Capital Bank (“CCB”), a federally chartered savings bank headquartered in Irvine, CA, Commercial Capital Mortgage (“CCM”), a commercial mortgage banking company, and Comcap Financial Services (“CFS”), a registered broker dealer. Stephen Gordon also served as Chief Executive Officer of TIMCOR Exchange Corporation, North American Exchange Company and Lawyers Asset Management Inc., each “qualified intermediaries” or “Section 1031 companies” that facilitate tax deferred real estate exchanges and were subsidiary companies of CCBI.
     CCBI was acquired by Washington Mutual, Inc. in an all-cash transaction, valued at approximately $1 billion in October 2006. Prior thereto, Stephen Gordon led CCBI through (i) its first acquisition in 2000 (Mission Savings & Loan, which became CCB), (ii) its initial public offering in December 2002 that resulted in a market capitalization of $125 million and (iii) the all stock acquisitions of Hawthorne Financial in June 2004, valued at approximately $472 million, as well as Calnet Business Bank in 2006, valued at approximately $41 million. Additionally, Stephen Gordon initiated and led CCBI through acquisitions of the three Section 1031 companies referenced above during 2005 and 2006.
     At the time of its initial public offering in December 2002, CCBI had three banking offices and approximately $849 million in total assets, $312 million of total deposits (including $187 million of transaction accounts), and a market capitalization of approximately $125 million. By 2006, CCBI was the 5th largest California-based thrift and 22nd nationwide. CCBI was the second largest multifamily lender in California and operated out of 24 banking and 11 lending offices. By 2006, CCBI’s assets had been increased to over $5.7 billion, representing a 73% compound annual growth rate (“CAGR”), while deposit balances increased to approximately $2.4 billion (including $1.1 billion in transaction accounts), representing a 79% CAGR. CCBI’s market value increased to nearly $1.0 billion, at the close of the sale to Washington Mutual, Inc., representing a 79% CAGR. During the period December 2002 through 2006, CCBI operated at an average efficiency ratio of 36%.
     Prior to founding the CCBI companies, from July 1995 to December 1996, Stephen Gordon was the sole stockholder, director and President of Gen Fin, Inc., the General Partner of Genesis Financial Partners, LP, a hedge fund that invested exclusively in underperforming middle market financial institutions. From October 1988 to July 1995, Stephen Gordon was an investment banker at Sandler O’Neill & Partners, L.P., a New York based investment banking firm, and was a Partner from January 1992. At Sandler O’Neill, Stephen Gordon specialized in advising management and directors of underperforming, undercapitalized and troubled financial institutions on such issues as strategic planning, capital and liquidity management, balance sheet management and restructuring, asset/liability management, and the enhancement of shareholder value. Stephen Gordon successfully executed billions of dollars in capital market transactions, including structuring some of the largest negotiated residential loan securitizations completed through FNMA and FHLMC for troubled financial institutions located in the northeast.
     Stephen Gordon is involved in various charitable and community organizations, serves as a board member for the Orangewood Children’s Foundation, and is a founding board member of UC Irvine’s Paul Merage School of Business-Center for Real Estate. Stephen Gordon also served as Chief Executive Officer of the Commercial Capital Bank Community Foundation until its dissolution in 2006.

David S. DePillo – Vice-Chairman and President
     David DePillo is currently the founding Vice Chairman and President of Vitruvian, which is the general partner of Vitruvian Financial Partners, LP. David DePillo was one of the founding stockholders of CCBI, and served as its Vice Chairman, President and Chief Operating Officer from June 1999 through October 2006 and as the President, Chief Operating Officer and Vice Chairman of CCBI’s subsidiary companies, CCB, CCM and as a director of CFS. He led an operations team that managed several acquisitions, and developed one of the largest multifamily and commercial real estate lending platforms in the western United States. This was accomplished with a high degree of credit quality and operational controls while maintaining high growth and profitability.
     From April 1991 to March 1998, David DePillo served as the first Vice President and Director of Multifamily Banking for Home Savings of America, and as the President and Chief Operating Officer for its real estate development subsidiaries and for H.F. Ahmanson & Co., its thrift holding company. He disposed of a multi-billion dollar nationwide real estate development portfolio while maximizing capital preservation. He restructured the multifamily and commercial lending franchise which resulted in increasing the 2nd largest division of the bank to the most profitable by 1996. At that time, the bank’s multifamily lending operation was the largest in the United States.
     From May 1987 to March 1991, David DePillo served as Senior Vice President, Director of Asset Management at Coast Federal Bank, a savings institution, and as President of its mortgage banking subsidiary. During his tenure at Coast, he was responsible for managing the disposition and restructuring of a multi-billion dollar troubled asset portfolio throughout the United States. From January 1985 to April 1987, David DePillo was a certified public accountant with KPMG LLP, an accounting firm.
Richard A. Sanchez – Executive Vice President and Chief Administrative Officer
     Richard Sanchez has served as both a bank executive and banking regulator. From 2002 through 2006, he was a director of CCBI and served as Executive Vice President, Chief Administrative Officer and Corporate Secretary for CCBI and CCB. Richard Sanchez was responsible for corporate risk management and government relations, as well as policy development and review.
     From 1993 to 2002, Richard Sanchez was Deputy Regional Director for the Office of Thrift Supervision (“OTS”), in the Western region. In this capacity, Richard Sanchez supervised examiners responsible for and planned and directed the examination and supervision of 85 insured financial institutions with total assets over $300 billion. Richard Sanchez directed the corrective actions of federally chartered thrifts found to be operating in an unsafe and unsound condition, or not operating in compliance with laws, regulations or federal regulatory policies. Richard Sanchez was the recipient of Treasury Secretary Awards in 1994 and 1996 in connection with the resolution of seriously troubled thrifts at no cost to the Resolution Trust Corporation or SAIF insurance fund. Mr. Sanchez supervised six assistant directors and a staff of approximately 100 professionals located in San Francisco, Seattle and Southern California. Richard Sanchez spent the six previous years at the predecessor agency of the OTS in various capacities, which included Assistant Director with supervisory responsibilities of both problem institutions and large institution groups.
Thea Stuedli – Executive Vice President and Chief Financial Officer
     Thea Stuedli, a certified public accountant, has more than 11 years of financial services experience. From 2004 to 2006, Thea Stuedli served as Senior Vice President and Chief Accounting Officer at CCB, where she was primarily responsible for all internal and external financial reporting, including all SEC filings, board of directors’ reports, and regulatory reports. Additionally, Thea Stuedli was responsible for the integration and implementation of CCB’s various mergers and acquisitions, and was principally responsible for, managed and coordinated the preparation and filing of all CCBI corporate income tax returns, as well as the implementation of all technical accounting pronouncements and regulatory standards.
     From 2002 through 2004, Thea Stuedli served as the Corporate Controller at Jackson Federal Bank, a

$2 billion federally chartered bank formerly headquartered in Brea, CA. Prior to 2002, Thea Stuedli served as a manager in the financial services audit practice at KPMG, LLP, specializing in audits of public and non-public banks and finance companies. Recently, Thea Stuedli was engaged as an independent consultant providing expertise in the planning of financial accounting, reporting, and operational policies, processes and internal controls primarily to financial services companies.
Donald E. Royer – Executive Vice President and General Counsel
     Donald Royer has had a distinguished thirty year legal and business career representing and working in the California financial services industry. During 2007 to present, Mr. Royer has acted as a consultant and actively represents various mortgage lending clients. In 2006, Mr. Royer joined CCB and CCBI as Executive Vice President and General Counsel. Mr. Royer was retained by Washington Mutual, Inc. following its acquisition of CCBI to assist in resolving legacy litigation involving CCB. In late October 2006, this litigation was successfully resolved and Mr. Royer thereafter resigned.
     From 2002 through 2003, Mr. Royer was in private practice as a sole practitioner. In September 2003, Mr. Royer joined the Law Offices of Steven J. Melmet, Inc., where he handled litigation for large financial institutions, banks, credit unions, and thrift institutions, as well as nationwide mortgage lenders, and large mortgage service companies. In October 2004, the Melmet firm merged with the law firm of Pite Duncan, LLP. From 1991 to 2002, Mr. Royer was employed by Downey Savings, as Executive Vice President, General Counsel and Corporate Secretary. Mr. Royer helped Downey grow from $3 billion to over $11 billion, while substantially increasing shareholder value. Mr. Royer helped Downey’s management and Board complete a State charter conversion for Downey to become a federal savings association, and obtain shareholder approval to organize its parent, Downey Financial Corporation, as a unitary thrift holding company. Mr. Royer’s previous positions included serving from late 1988 to 1991 as Executive Vice President and General Counsel of American Savings Bank, with responsibility for a law department with 100 employees.
     From 1984 to 1988, Mr. Royer served as Executive Vice President and General Counsel of Financial Corporation of America (“FCA”), and American Savings and Loan Association. Mr. Royer was retained by a newly assembled management team in 1984. Mr. Royer worked to resolve $20 billion in problem loan assets, including numerous litigation matters, shareholder securities class and derivative claims. The new management team successfully eliminated “Going Concern” and “Litigation Uncertainty” qualifications reported on FCA’s audited financial statements at year end 1984. Prior thereto, Mr. Royer held positions as General Counsel for American Savings and Loan Association from 1979 to 1983 and began his legal career working at First Federal Savings from 1977 to 1979.
Regulatory Filings
     The Company’s periodic reports as filed with the SEC can be accessed at www.fremontgeneral.com and on the EDGAR section of the SEC’s website at www.sec.gov.
About Fremont General
     Fremont General Corporation is a financial services holding company. To find out more about Fremont General, or to subscribe to the Company’s email alert feature for notification of Company news and events, please visit www.fremontgeneral.com.
Forward-Looking Statements
     This news release may contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, and are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are based upon current expectations and beliefs of the Company and its subsidiaries and may contain comments related to the effect of economic and market conditions; the level and volatility of interest rates; the impact of competition and pricing environments; effect of the performance of financial markets on investment income and fair values of investments; plans and objectives of management for future operations; projections of revenues; expenses; income; earnings per share; dividends; capital structure; change in debt ratings; reduced access to corporate debt markets or other sources of liquidity; unforeseen cash and capital requirements; changes in generally accepted accounting principles; the judgments and assumptions made by management regarding accounting estimates and related matters; the impact of current, future and pending legislation, regulations or litigation; the ability to secure requisite regulatory approvals; economic performance and other expectations concerning future developments and their potential effects on the Company. These statements and the Company’s reported results herein are not guarantees of future performance or results and there can be no assurance that actual developments and economic performance will be those anticipated by the Company. Actual developments and/or results may differ significantly and adversely from historical results and those anticipated by the Company, as a result of, among other things, the events, circumstances and risk factors set forth in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2006, Quarterly Reports on Form 10-Q, and its reports on Form 8-K and other documents filed by the Company with the Securities and Exchange Commission from time to time. The Company does not undertake to update or revise forward-looking statements to reflect the impact of circumstances or events that arise after the date the forward-looking statements are made, except as required under applicable securities laws.

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